UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2006

The Knot, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28271	13-3895178
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

462 Broadway, 6th Floor, New York, New York	10013
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 219-8555

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On June 5, 2006, The Knot entered into a definitive Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with WeddingChannel.com, Inc. (“WeddingChannel”), IDO Acquisition Corporation (a wholly-owned subsidiary of The Knot) and Lee Essner (as the WeddingChannel stockholder representative) to acquire WeddingChannel in a merger transaction pursuant to which WeddingChannel will become a wholly-owned subsidiary of The Knot (the “Merger”). Pursuant to the terms of the Merger Agreement, The Knot will pay $57,925,000 in cash, subject to adjustment, and issue 1,150,000 shares of its common stock in exchange for all of the capital stock and stock options of WeddingChannel. The Knot intends to finance the cash portion of the purchase price through a follow-on offering of its common stock pursuant to a registration statement that The Knot expects to file in the next month. Alternatively, in the event The Knot is unable to complete the follow-on offering after using its reasonable best efforts to do so, The Knot will pay $28,000,000 in cash, subject to adjustment, and issue 3,200,000 shares of its common stock in exchange for all of the capital stock and stock options of the WeddingChannel. An adjustment will be made to the cash portion of the purchase price if WeddingChannel’s working capital is greater or less than $10,000,000 at closing.

The Merger Agreement contains customary representations, warranties and covenants. With the exception of certain matters, the indemnification obligations of the stockholders of WeddingChannel for breaches of representations and warranties will be subject to a $500,000 aggregate threshold and an aggregate cap of 10% of the aggregate purchase price. The representations and warranties of WeddingChannel will survive for 18 months after the closing of the Merger.

Stockholders of the WeddingChannel, representing approximately 30% of the outstanding capital stock of WeddingChannel, have agreed to vote their shares in favor of the Merger and against any proposal made in opposition to or in competition with the Merger. The voting agreements will terminate in the event the Merger Agreement is terminated for any reason. Each of the voting agreements is filed as an exhibit to this report and is incorporated by reference into this report.

The Merger Agreement contains certain termination rights in favor of each of The Knot and WeddingChannel, and further provides that, upon termination of the Merger Agreement under specific circumstances, WeddingChannel will be required to pay The Knot a termination fee of $2,500,000 and reimburse certain of its expenses. For example, (i) The Knot may terminate the Merger Agreement if the board of directors of WeddingChannel withdraws or modifies its recommendation of the transactions contemplated by the Merger Agreement in a manner adverse to The Knot or approves or recommends a transaction other than the transactions contemplated by the Merger Agreement and (ii) WeddingChannel may terminate the Merger Agreement if it accepts a superior proposal in accordance with the terms of the Merger Agreement prior to July 5, 2006.

Concurrently with the execution of the Merger Agreement, WeddingChannel and Federated Department Stores, Inc. (“Federated”) entered into the Fourth Addendum to FDS Registry Agreement, dated June 1, 1999, as amended, pursuant to which, among other things, the term of the FDS Registry Agreement and the exclusivity provisions set forth therein will be extended until January 31, 2011. The Fourth Addendum will become effective only upon the consummation of the Merger.

The merger has been approved by the boards of directors of The Knot and WeddingChannel. The consummation of the Merger is subject to customary closing conditions, including stockholder approval and the approval of the California Commissioner of Corporations of the fairness of the terms and conditions of the Merger (or, in lieu thereof, the existence of an effective registration statement covering the shares of The Knot common stock to be issued in the Merger). The Merger is expected to close in the third quarter of 2006.

If the California Commissioner of Corporations approves the fairness of the terms and conditions of the Merger, the shares of The Knot common stock to be issued in connection with the Merger will be exempt from the registration requirements of the Securities Act of 1933, as amended, under Section 3(a)(10) thereof. Federated Corporate Service, Inc. has agreed not to sell any of the shares of The Knot common stock it receives in the Merger for a period of one year following the closing of the Merger. A copy of the stock resale agreement is filed with this report as Exhibit 2.6 and is incorporated by reference into this report. In addition, if The Knot pays the alternate consideration in connection with the Merger, the shares of The Knot common stock will be subject to the resale limitations contemplated by the Merger Agreement, subject to certain limited exceptions.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed with this report as Exhibit 2.1 and is incorporated by reference into this report. We encourage you to read the Merger Agreement for a more complete understanding of the Merger.

On June 5, 2006, The Knot and WeddingChannel issued a joint press release announcing the merger, a copy of which is filed with this report as Exhibit 99.1 and is incorporated by reference into this report. No representation, warranty, covenant or agreement described above or contained in the Merger Agreement is, or should be construed as, a representation or warranty by The Knot to any investor or a covenant or agreement of The Knot with any investor. The representations, warranties, covenants and agreements contained in the Merger Agreement are solely for the benefit of The Knot and WeddingChannel and are qualified by disclosures between the parties.

This report is neither an offer to sell nor a solicitation of offers to purchase common stock of The Knot.

Agreement with Federated

Concurrently with the execution of the Merger Agreement, The Knot and Federated entered into an agreement pursuant to which, among other things, Federated will have the right to nominate one representative to the board of directors of The Knot for as long as Federated continues to own more than 5% of the outstanding common stock or voting power of The Knot. In the event Federated’s ownership percentage decreases below such level, Federated will have the right to designate one observer to attend meetings of the board of directors of The Knot for as long as the FDS Registry Agreement remains in effect. In addition, The Knot granted Federated customary registration rights for as long as Federated owns at least 5% of the outstanding common stock of The Knot. Such registration rights will be exercisable commencing one year from the date on which the Merger is consummated. The agreement between The Knot and Federated will become effective only upon the consummation of the Merger.

ITEM 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this report is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

2.1

Agreement and Plan of Merger and Reorganization, dated as of June 5, 2006, by and among The Knot, Inc., IDO Acquisition Corporation, WeddingChannel.com, Inc. and Lee Essner, as stockholder representative.

2.2	Voting Agreement, dated as of June 5, 2006, by and between The Knot, Inc. and Federated Corporate Service, Inc.

2.3	Voting Agreement, dated as of June 5, 2006, by and between The Knot, Inc. and certain entities affiliated with Goldman, Sachs & Co.

2.4	Voting Agreement, dated as of June 5, 2006, by and between The Knot, Inc. and Amazon.com NV Investment Holdings, Inc.

2.5	Voting Agreement, dated as of June 5, 2006, by and between The Knot, Inc. and Lee Essner.

2.6	Stock Resale Agreement, dated as of June 5, 2006, by and between The Knot, Inc. and Federated Corporate Service, Inc.

99.1	Press Release dated June 5, 2006.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KNOT, INC.
(Registrant)

Date: June 5, 2006	By:	/s/ RICHARD E. SZEFC

Richard E. Szefc
Chief Financial Officer, Treasurer and Secretary